SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2015

AARON’S, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia		30305-2377
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On February 25, 2015, Aaron’s, Inc. (the “Company”) announced that the date for the Company’s 2015 Annual Meeting of Shareholders will be May 6, 2015. Therefore, in accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, the following information replaces the information provided on page 49 of the Company’s 2014 proxy statement with respect to applicable deadlines for shareholder proposals.

Shareholder proposals intended to be included in the Company’s proxy materials for the Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Company no later than March 7, 2015. Such proposals must be sent to the attention of the Company’s President at the Company’s principal executive offices at 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377, and must comply with all of the requirements of Rule 14a-8.

In addition, in accordance with the Company’s bylaws requiring a shareholder to provide advance notice of the shareholder’s intention to nominate a director for election at the Annual Meeting, written notice of such intention must be delivered to the Company’s President at the Company’s principal executive offices located at 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377 not later than March 7, 2015, and must comply with all of the other requirements of the Company’s bylaws.

Promptly after filing the Company’s definitive proxy statement for its 2015 Annual Meeting with the Securities and Exchange Commission (“SEC”), the Company intends to mail to shareholders the definitive proxy statement and a white proxy card pursuant to applicable SEC rules.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release dated February 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

Date: February 25, 2015	By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President, Chief Financial Officer